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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     Following is a list of the Registrant's subsidiaries and their subsidiaries showing the percentage of voting securities owned, or other bases of control, by the immediate parent of each.


                                                                           Percentage of
                                                                          voting securi-
                                                                          ties owned by
                                                                          its immediate
                                                                              parent
                                                                          --------------
CPC International Inc.
  (a)Subsidiaries included in the Company's
      consolidated financial statements
    United States
      CPC Europe (Group) Ltd. (Delaware)                                      100.00
      Best Foods - Caribbean, Inc. (Delaware)                                 100.00
      S. B. Thomas, Inc. (New York)                                           100.00
      Arnold Foods Company, Inc. (Delaware)                                   100.00
      Henri's Food Products Co., Inc. (Wisconsin)                             100.00

    Canada
      Canada Starch Company (1990) Inc.                                       100.00

    Europe(1)
      C.H. Knorr Nahrungsmittelfabrik
        Ges.mbH                                      - Austria                100.00
      CPC Monda N.V./S.A.                            - Belgium                 99.90
      CPC Foods A.S.                                 - Czech Republic          82.01
      CPC Foods A/S                                  - Denmark                100.00
      CPC Foods OY                                   - Finland                100.00
      CPC France S.A.                                - France                  99.82
      CPC Maizena GmbH                               - Germany                100.00
      Knorr (Hellas) A.B.E.E.                        - Greece                 100.00
      CPC Benelux B.V.                               - Holland                100.00
      CPC Hungary RT                                 - Hungary                100.00
      CPC Foods (Ireland) Ltd.                       - Ireland                100.00
      CPC Italia S.P.A.                              - Italy                   90.19
      CPC Foods A/S                                  - Norway                 100.00
      CPC Amino S.A.                                 - Poland                  99.90
      Knorr Portuguesa-Produtos
        Alimentares S.A.                             - Portugal               100.00
      CPC Espana, S.A.                               - Spain                  100.00
      CPC Foods AB                                   - Sweden                 100.00
      CPC Knorr Holding AG                           - Switzerland            100.00
      CPC (United Kingdom) Ltd.                      - United Kingdom         100.00

    Africa and Middle East(1)
      Israel Edible Products Ltd. "TAMI"             - Israel                  51.00
      CPC Kenya Ltd.                                 - Kenya                   50.10
      CPC Maghreb, S.A.                              - Morocco                100.00
      CPC Tongaat Foods (Pty) Ltd.                   - South Africa            50.00(2)

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

    Latin America
      Refinerias de Maiz S.A.I.C.                    - Argentina              100.00
      Refinacoes de Milho, Brasil Ltda.              - Brazil                 100.00
      Industrias de Maiz y Alimentos S.A.            - Chile                  100.00
      Industrias del Maiz S.A.                       - Colombia               100.00
      Maizena de Costa Rica S.A.                     - Costa Rica             100.00
      Productos de Maiz y Alimentos S.A.             - Guatemala              100.00
      Productos de Maiz, S.A. de C.V.                - Mexico                 100.00
      Alimentos y Productos de Maiz, S.A.            - Peru                    99.06
      Industrializadora de Maiz, S.A.                - Uruguay                100.00
      Aliven S.A.                                    - Venezuela              100.00

    Asia
      CPC (Guangzhou) Foods Ltd.                     - China                   80.00
      CPC/AJI (Hong Kong) Ltd.                       - Hong Kong               50.00(2)
      P.T. Knorr Indonesia                           - Indonesia              100.00
      CPC/AJI (Malaysia) Sdn. Berhad                 - Malaysia                50.00(2)
      Rafhan Maize Products Co. Ltd.                 - Pakistan                51.00(1)
      California Manufacturing Co., Inc.             - Philippines             50.00(2)
      CPC/AJI (Singapore) Pte. Ltd.                  - Singapore               50.00(2)
      CPC/AJI (Taiwan) Ltd.                          - Taiwan                  50.00(2)
      CPC/AJI (Thailand) Ltd.                        - Thailand                50.00(2)

      The names of forty-eight (48) domestic subsidiaries and one hundred-thirty six (136) international subsidiaries have been omitted since these unnamed subsidiaries considered in the aggregate as a single entity do not constitute a significant subsidiary.

    (b) Domestic subsidiary not consolidated:
          One (1) wholly-owned subsidiary which has minor real estate holdings.
    (c) International subsidiaries not consolidated:
          Five (5) international subsidiaries of which all or a majority of the share capital is owned by the Registrant.
    (d) Domestic 50% owned company
          Two (2) joint ventures in which the Registrant owns 50% interest with 50% being owned by single other interests.
    (e) International 50% owned companies
          One (1) company in which the Registrant owns 50% of the voting securities with 50% of such securities being held by single other interests. One (1) company in which the Registrant owns 50% of the voting securities with 50% of such securities being held by two (2) or more other interests.

    --------------
    (1)  Owned by CPC Europe (Group) Ltd., or its wholly-owned subsidiaries.

    (2) Owned fractionally more than 50% and fully consolidated for accounting purposes.


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If the companies included in (b), (c), (d) and (e) were considered in the aggregate as a single entity, they would not constitute a significant subsidiary since: (1) the assets of the subsidiaries, or the investments in and advances to the subsidiaries by its parent and the parent's other subsidiaries, if any, did not exceed 10 percent of the assets of the parent and its subsidiaries on a consolidated basis, and (2) the sales and operating revenues of the parent and its subsidiaries on a consolidated basis, and the Company's equity in their income before income taxes and extraordinary items did not exceed 10 percent of the income of the parent and its subsidiaries on a consolidated basis.

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